Exhibit 10.2
ADDENDUM TO
SEPARATION AGREEMENT, RELEASE AND WAIVER
     This ADDENDUM (“Addendum”) to the Separation Agreement, Release and Waiver previously executed on March 23, 2010, is entered into by and between PHI, Inc. (“PHI”) and William P. Sorenson, PHI Employee No. 7011 (“Employee”).
RECITALS
     PHI had previously offered to Employee and Employee executed an Agreement, Release and Waiver, which in part provided as follows:
“EMPLOYEE and PHI mutually agree that EMPLOYEE’s employment with PHI will end no later than December 31, 2010, and that EMPLOYEE must remain in PHI’s employ through that date to be eligible for any benefits under this Agreement.”
     The parties now mutually agree to modify this provision to provide for a separation date of close of business, January 3, 2011.
     All other provisions of the original executed Agreement, Release and Waiver remain in force and effect without any change or modification, except that the calculation of the lump sum retirement benefit will be based on the separation date of January 3, 2011.
     The undersigned Employee states that he has carefully read the foregoing and understands the contents thereof, and executes this Addendum as his free and voluntary act.
     IN WITNESS WHEREOF, the parties have executed this Addendum to the SEPARATION AGREEMENT, RELEASE AND WAIVER as of the dates specified below.

PHI, INC.		EMPLOYEE:

BY:	/s/ Richard A. Rovinelli	/s/ W. Pete Sorenson

	Richard A. Rovinelli Chief Administrative Officer/ Director of Human Resources	William P. Sorenson, PHI Employee No. 7011

	November 2, 2010	November 2, 2010

	DATE	DATE